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                                                                    Exhibit 10.2

                                ESCROW AGREEMENT

     This Escrow Agreement (herein so called), dated _______________, made by and between Mewbourne Development Corporation, a Delaware Corporation ("MD"), and Regions Bank - Tyler ("Escrow Agent");

     WHEREAS, MD will serve as the Managing Partner of Mewbourne Energy Partners 06-A, L.P. and Mewbourne Energy Partners 07-A, L.P., (the "Partnerships"), in which general and limited partnership interests (collectively, the "Interests") are to be offered and sold in an offering pursuant to the Securities Act of 1933 as amended;

     WHEREAS, the Partnership(s) will participate with MD and Mewbourne Oil Company ("MOC"), in a program for the purpose of developing oil and gas prospects through drilling and producing oil and gas thereon (the "Programs");

     WHEREAS, the Form S-1 Registration Statement (the "Statement") dated ______________, relating to the interests to be sold provides that subscription proceeds for such Interests ("Subscription Proceeds") from investors who are initially approved by MD will be deposited in an escrow account with Escrow Agent and may not be contributed to the capital of a Partnership unless at the end of the subscription period the aggregate Subscription Proceeds of over $5,000,000 have been received and accepted for a Partnership and certain other conditions have been met;

     WHEREAS, the Statement relating to the Interests to be sold provides that investors desiring to purchase Interests in a Partnership shall provide MD with certain information concerning their suitability for investment in the Partnership by completing the Subscription Agreement (the "Subscription Agreement"); and

     WHEREAS, MD desires that Escrow Agent provide procedures for the deposit and safekeeping of the Subscription Proceeds and delivery of the Subscription Agreement to MD subject to the terms of this Escrow Agreement;

     NOW, THEREFORE, in consideration of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. Escrow Period. The term of this Escrow Agreement shall begin on the effective date of the Statement and shall terminate in accordance with Section 7 below.

     2. Escrow Account and Deposit of Escrow Funds. For each Partnership, Escrow Agent shall open a special trust account (the "Account") at Regions Bank - Tyler for and in the name of Regions Bank - Tyler as Escrow Agent under this Escrow Agreement. Following receipt by Escrow Agent of the Subscription Agreement and Subscription Proceeds for the purchase of Interests in a Partnership, the Subscription Agreement shall be promptly delivered to MD and the instruments representing the Subscription Proceeds shall be deposited and maintained by Escrow Agent in accordance with the terms of this Escrow Agreement. The Subscription Proceeds so deposited, together with any and all interest earned thereon, are referred to as the "Escrow Funds".

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     3. Duties of Escrow Agent. The Escrow Agent shall have the following general duties: (a) to promptly deliver the Subscription Agreement to MD; (b) to deposit and safely maintain the Escrow Funds in the Account, guarding at all times against the commingling thereof with any funds of MD or its affiliates during the term of this Escrow Agreement; (c) at the direction of MD, to invest the Escrow Funds in investments that are permissible under rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation (if permissible), time deposits, short-term bank certificates of deposit, short-term governmental obligations and bank money market accounts to be held by Escrow Agent; (d) to prepare and maintain true and complete records with respect to the Escrow Funds, including the name of each subscriber and the portion of the Escrow Funds from time to time attributable to him; and (e) to disburse the Escrow Funds in accordance with the terms of this Escrow Agreement.

     4. Payment of Escrow Funds. The Escrow Funds, or portions thereof, shall be paid out by Escrow Agent in accordance with written instructions from MD as follows: (a) to each subscriber, if any, whose subscription has been rejected by MD within five business days after the clearance of those Escrow Funds, that portion of the Escrow Funds attributable to that subscriber as shown on Escrow Agent's records, including any interest earned thereon; (b) to each subscriber, if any, whose Subscription Proceeds have not been contributed to the Partnership prior to the termination of the offering period for Interests in the Partnership, and any subscriber who may be rejected as an Investor Partner subsequent to the period described in Subsection (a) of this Section 4, that portion of the Escrow Funds attributable to the rejected subscriber as shown on Escrow Agent's records together with any interest attributable thereto (as calculated by MD); (c) to each subscriber, if any, whose subscription has been reduced, that portion of the Escrow Funds equal to the amount of such reduction attributable thereto as shown on Escrow Agent's records; (d) to MD for distribution to each subscriber within 60 days of closing of the Partnership, that portion of accrued and unpaid interest on the Escrow Funds relating to such Partnership, which Escrow Funds were deposited no fewer than five business days prior to the termination of the offering of Interests in the Partnership, attributable to that subscriber as shown on Escrow Agent's records; and (e) to an account for the Partnership all remaining Escrow Funds attributable to the Partnership. Notwithstanding the foregoing, no portion of the Escrow Funds may be paid to the Partnership unless the Escrow Agent shall have in excess of $5,000,000 in Escrow Funds with respect to the Partnership and MD informs the Escrow Agent in writing that aggregate Subscription Proceeds for Interests in the Partnership of $5,000,000 or more have been received and cleared from subscribers that MD initially approves as suitable to be Investor Partners (as such term is defined in the Statement) in that Partnership. Notwithstanding the provisions of this Section 4, or any other provision of this Escrow Agreement, after the Escrow Agent shall have in excess of $5,000,000 in Escrow Funds with respect to that Partnership and MD informs the Escrow Agent in writing that aggregate Subscription Proceeds for Interests in such Partnership of $5,000,000 or more have been received and cleared by Escrow Agent, upon the written request of MD, Escrow Agent shall disburse all or any portion of the Escrow Funds to an account established by MD for the Partnership.

     Notwithstanding anything contained herein to the contrary, it is expressly contemplated by MD and the Escrow Agent that MD shall be solely responsible for all computations and disbursements of interest and the preparation and mailing of all forms with respect thereto,


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including without limitation Form 1099 as is contemplated in Subsections (b),
(c), and (d) of this Section 4.

     The Escrow Agent shall deliver to MD from time to time such records and information which are available to Escrow Agent and are necessary to make the computations of interest contemplated herein.

     5. Expenses and Compensation. All expenses incurred by Escrow Agent in connection with this Escrow Agreement and the compensation of Escrow Agent set forth in Exhibit 1 hereto shall be charged to MD and MD agrees to pay promptly all such expenses and compensation following receipt of an invoice therefor.

     6. Escrow Agent. MD and Escrow Agent agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of Escrow Agent: (a) Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Escrow Agreement may arise; (b) Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of this Escrow Agreement; (c) Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, agreement, power of attorney, or other instrument that Escrow Agent in good faith believes to be genuine and what it purports to be.

     As between MD and the Escrow Agent, MD agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and attorneys (collectively, the "Indemnified Parties") against and hold the Indemnified Parties harmless from any and all losses, costs, damages, expenses, claims, and attorney's fees suffered or incurred by the Indemnified Parties as a result of, in connection with or arising from or out of the acts or omissions of any Indemnified Party in performance of or pursuant to this Escrow Agreement, except such acts or omissions as may result from such Indemnified Party's willful misconduct or gross negligence.

     All protections and indemnities benefitting the Escrow Agent (and any other Indemnified Party) are cumulative of any other rights it (or they) may have by law or otherwise, and shall survive the termination of the Escrow Agreement or the resignation or removal of the Escrow Agent.

     7. Termination. This Escrow Agreement shall terminate upon the first to occur of any one of the following: December 31, 2007; (a) the full disbursement of the Escrow Funds with respect to the final Partnership; (b) the written agreement of termination by MD and Escrow Agent; or (c) the dissolution, insolvency, or involuntary bankruptcy of MD or an affiliate thereof.

     8. Miscellaneous.

          (a) All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received at the address of the addressee set forth below its name on the signature page of this Escrow Agreement. The rights and obligations under this Escrow Agreement may not be assigned or delegated by any party hereto without the prior written consent of the other party hereto. This Escrow Agreement constitutes the entire agreement and supersedes all other prior


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agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof;

          (b) The Escrow Agent may consult with and rely on the advice of counsel satisfactory to it at any time in respect to any question relating to its duties or responsibilities hereunder or otherwise in connection herewith, and shall not be liable for any action taken suffered, or omitted by the Escrow Agent in good faith upon the advice of such counsel, and shall be fully protected in doing so, and shall be fully compensated for all costs and expenses in doing so. The Escrow Agent may act through its officers, employees, agents and attorneys;

          (c) Any check included in the Escrow Funds shall be collected by the Escrow Agent and the proceeds held as part of the Escrow Funds. No monies shall be disbursed by the Escrow Agent until it has collected funds. The Escrow Agent may pay out monies held in escrow by its check. The Escrow Agent shall not be obligated to take any legal action to enforce payment of any item deposited with it in escrow;

          (d) The Escrow Agent shall not be liable for any action that it may do or refrain from doing in connection herewith, except on account of its own gross negligence or willful misconduct;

          (e) The Escrow Agent's only duty, liability and responsibility shall be to deliver the Subscription Agreements to MD and to hold the property as herein directed and to pay and deliver the same to such persons and under such conditions as are herein set forth;

          (f) Should any controversy arise between any party with respect to this agreement, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. Should a bill of interpleader be instituted, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the escrow deposit made hereunder, the obligor, its successors and assigns shall pay the Escrow Agent reasonable attorneys' fees incurred by the Escrow Agent and shall indemnify and save the Escrow Agent harmless from any other disbursements, expenses, losses, costs and damages in connection with and resulting from such litigation, except such amounts as shall have been caused by the Escrow Agent's gross negligence or willful misconduct;

          (g) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth herein, and no implied covenants or obligations shall be inferred from this Agreement;

          (h) The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving prior written notice in writing to the other parties hereto and shall be discharged from its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In the event of any such resignation, a successor Escrow Agent shall be appointed by the written consent of the parties hereto. In the event that the parties hereto fail to appoint a successor Escrow Agent within 30 days of the Escrow Agent's resignation, the Escrow agent shall have the right to petition a court of competent jurisdiction to appoint a successor Escrow Agent. Any successor Escrow Agent shall deliver to the parties hereto a written


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instrument accepting the appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all of the Escrow Funds then held by the predecessor Escrow Agent hereunder;

          (i) THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT THE PORTIONS OF THE TEXAS TRUST CODE, SECTION 111.001, ET SEQ. OF THE PROPERTY CODE, V.A.T.S. CONCERNING FIDUCIARY DUTIES AND LIABILITIES OF TRUSTEES SHALL NOT APPLY TO THIS AGREEMENT. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN ORDER TO OBTAIN THE LOWER FEE SCHEDULE RATES AS SPECIFICALLY NEGOTIATED WITH ESCROW AGENT. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE COURTS OF DALLAS COUNTY, TEXAS, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

     IN WITNESS WHEREOF, the undersigned parties have caused this Escrow Agreement to be signed and attested to by its duly authorized officers, all as of the date first written above.

                                        ESCROW AGENT:

                                        REGIONS BANK - TYLER


                                        By:
                                            ------------------------------------
                                            Raymond W. Cozby III,
                                            Vice President and Trust Officer

                                        Address: Regions Bank - Trust
                                                 P.O. Box 2020
                                                 Tyler, TX 75710
                                        Telephone No.: (903) 535-4200
                                        Fax No.: (903)535-4327


                                        MEWBOURNE DEVELOPMENT CORPORATION


                                        By:
                                            ------------------------------------
                                            John Roe Buckley
                                            Treasurer


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                                        Address: 3901 South Broadway
                                                 Tyler, Texas 75701
                                        Telephone No.: (903) 561-2900
                                        Fax No.: (903) 561-1515


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